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                                  JOHN A. RICE
                                 P.O. BOX 20074
                                  Reno, Nevada
                                      89515



Carleton  Ventures  Corp.
Suite  306  -  1140  Homer  Street
Vancouver,  British  Columbia
V6B  2X6

                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------


I hereby consent to the inclusion of my reports dated December 2000, and November, 2001 entitled "Burner Hills Property Report", Elko County, Nevada with the Form Sb-2 Registration Statement to be filed by Carleton Ventures Corp. with the United States Securities and Exchange Commission.

Dated  the  8th  day  of  March,  2002
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/s/  John  A.  Rice
--------------------------------
John  A.  Rice
Consulting  Geologist